                                                                     EXHIBIT 2.2

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                              DELTEK SYSTEMS, INC.

                          TURTLEDOVE ACQUISITION CORP.

                            HARPER AND SHUMAN, INC.

                               CHESTER A. SHUMAN,

         THE HARPER AND SHUMAN EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST,

                                      AND

         THE OTHER SHAREHOLDERS OF HARPER AND SHUMAN, INC. NAMED HEREIN

                                  May 27, 1998

                               TABLE OF CONTENTS

                                                                                                             PAGE
ARTICLE I                 THE TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         1.1     Exchange and Plan of Reorganization; Closing Date  . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.3     Tax-Free Reorganization; Pooling of Interests  . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II                EXCHANGE OF CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

         2.1     Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.2     Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.3     TP Shareholders' Representative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III               REPRESENTATIONS AND WARRANTIES OF TP AND TP SHAREHOLDERS  . . . . . . . . . . . . . . 4

         3.1     Organization, Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.2     Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         3.3     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         3.5     Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.6     No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.7     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         3.8     No Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.9     Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.10    Information Supplied . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.11    Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.12    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.13    Major Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.14    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.15    Interests of Officers and Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.16    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.17    Restrictions on Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.18    Title to Properties; Absence of Liens and Encumbrances;
                 Condition of Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.19    Governmental Authorizations and Licenses . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.20    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.21    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.22    Board Approval.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.23    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.24    Questionable Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         3.25    Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.26    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.27    Relationships. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.28    No Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.29    Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.30    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.31    Investment Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.32    Opinion of Financial Advisor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.33    Purchaser Representative.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.34    TP Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


ARTICLE IV                REPRESENTATIONS AND WARRANTIES OF TEA PARTY
                          AND SUB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         4.1     Organization; Standing and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.2     Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.3     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.4     SEC Documents; Tea Party Financial Statements  . . . . . . . . . . . . . . . . . . . . . . .  24
         4.5     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.6     No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.7     Accounting Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.8     Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.9     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.10    Investment Intent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE V                 CONDUCT AND TRANSACTIONS PRIOR TO CLOSING; ADDITIONAL AGREEMENTS  . . . . . . . . .  26

         5.1     Information and Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.2     Conduct of Business of the Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.3     Negotiation With Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.4     Intentionally Deleted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.5     Advice of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.6     Shareholder Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.7     Agreements to Cooperate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.8     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.9     Nasdaq National Market Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.10    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.11    Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.12    TP Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.13    Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.14    Pooling Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.15    Treatment as a Tax-Free Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         5.16    [Intentionally Deleted.] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.17    Subsequent Amendments of Disclosure Schedules  . . . . . . . . . . . . . . . . . . . . . . .  33
         5.18    Satisfaction of TP Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.19    Other Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.20    Notice of Adverse Software Tests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.21    Comparability of Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.22    Non-Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.23    Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE VI                CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         6.1     Conditions to Each Party's Obligation to Consummate the Transactions . . . . . . . . . . . .  35
         6.2     Conditions of Obligations of Tea Party and Sub . . . . . . . . . . . . . . . . . . . . . . .  35
         6.3     Conditions of Obligation of TP and the TP Shareholders . . . . . . . . . . . . . . . . . . .  37

ARTICLE VII      TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         7.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.2     Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         7.3     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE VIII     INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

         8.1     TP Shareholder Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.2     Purchaser's Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         8.3     Notice of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE IX                GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         9.1     Survivability of  Representations, Warranties and Agreements . . . . . . . . . . . . . . . .  44
         9.2     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.3     Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.4     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         9.5     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.6     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.7     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.8     No Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.9     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         9.10    Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.11    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.12    Absence of Third Party Beneficiary Rights  . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.13    Mutual Drafting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         9.14    Governing Law and Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit A
         Shareholder Names  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Exhibit 5.11
         Affiliates Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Exhibit 5.6(b)
         Shareholders Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Exhibit 6.2(k)
         Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Exhibit 8.3(d)
         Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

Schedule 3.4(1)
         Audited Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Schedule 3.4(2)
         Unaudited Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Schedule 3.7
         Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Schedule 3.8(d)
         Changes in Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Schedule 3.8(e)
         Compensation or Benefits Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Schedule 3.8(g)
         Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Schedule 3.8(i)
         Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Schedule 3.8(k)
         Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Schedule 3.9
         Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Schedule 3.12
         Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Schedule 3.13(b)
         Other Compensation Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Schedule 3.13(d)
         OEM, Distribution, Volume Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Schedule 3.13(e)
         Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Schedule 3.13(g)
         Agreements Re: Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Schedule 3.13(h)

         Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Schedule 3.13(j)
         Other Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Schedule 3.14
         Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Schedule 3.15
         Interests of Officers and Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Schedule 3.16(b)
         TP Intellectual Property Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Schedule 3.16(d)
         License Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Schedule 3.16(g)
         Patent Infringement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Schedule 3.16(h)
         Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Schedule 3.16(i)
         Licenses, Sublicences and Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Schedule 3.16(j)
         List of Parties Receiving Source Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Schedule 3.16(k)
         Products Not Millennium Compliant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Schedule 3.16(l)
         Software . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Schedule 3.19
         Governmental Authorizations and Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Schedule 3.20
         Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Schedule 3.21
         Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Schedule 3.23(a)
         Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Schedule 3.23(b)
         Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Schedule 3.25
         Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Schedule 3.27
         Relationships with Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Schedule 3.30
         Financial Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Schedule 5.11
         Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Schedule 8.1(c)
         The breaches of representations and warranties under Section 3.16(c) . . . . . . . . . . . . . . . .  40

                             LIST OF DEFINED TERMS

Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Affiliates Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Alternate Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Environmental Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Exchange Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Governmental Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Indemnitor Indemnification Basket . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Indemnitors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Notice of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SEC Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Shareholder Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Taxing Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Tea Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Tea Party Common Stock Closing Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Tea Party Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Tea Party SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
TP Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
TP Claims Indemnification Basket  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
TP Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
TP Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
TP Intellectual Property Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
TP Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
TP Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
TP Shareholders' Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
TP Software . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of May 27, 1998, is entered into by and among (i) Deltek Systems, Inc., a Virginia corporation ("Tea Party"), (ii) Turtledove Acquisition Corp., a Virginia corporation and a wholly owned subsidiary of Tea Party ("Sub"), (iii) Harper and Shuman, Inc., a Massachusetts corporation ("TP"), (iv) Chester A. Shuman ("Shuman"), (v) the Harper and Shuman, Inc. Employee Stock Ownership Plan and Trust (the "TP ESOP"), and (vi) the other shareholders and optionholders of TP, signatory hereto (collectively, including Shuman and the TP ESOP, the "TP Shareholders"). Tea Party and TP are sometimes referred to as a "Company" or the "Companies."

         INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and mutual covenants and agreements contained herein, Tea Party, Sub, TP and the TP Shareholders hereby agree as follows:

                                   ARTICLE I

                                THE TRANSACTION

         1.1 Exchange and Plan of Reorganization; Closing Date. Subject to and in accordance with the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) all of the outstanding equity interests in TP held by the TP Shareholders will be acquired by Sub in exchange for shares of Common Stock of Tea Party ("Tea Party Common Stock") and options therefor.

         1.2 Closing. The closing under this Agreement (the "Closing") will take place as soon as practicable on the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VI (the "Closing Date"), at the offices of Hazel & Thomas, P.C., 3110 Fairview Park Drive, Suite 1400, Falls Church, Virginia 22042, unless a different date or place is agreed to in writing by the parties hereto.

         1.3 Tax-Free Reorganization; Pooling of Interests. The transactions contemplated hereby are intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board. This Agreement shall constitute a "plan of reorganization" for all purposes of
Section 368(a)(1)(B) of the Code.

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

         2.1     Exchange.

                 (a) Exchange of Shares. At the Closing, each issued and outstanding share of Common Stock of TP held by the TP Shareholders shall be exchanged at the Exchange Ratio (as hereinafter defined) for shares of Tea Party Common Stock, and each TP Option (as hereinafter defined) shall be exchanged for an option to acquire shares of Tea Party Common Stock in accordance with the terms and conditions hereof. The "Exchange Ratio" shall be a fraction: (i) the numerator of which shall be 690,000 and (ii) the denominator of which shall be the sum of (A) the number of shares of Common Stock of TP issued and outstanding immediately prior to the Closing plus (B) the number of shares of Common Stock of TP issuable upon the exercise of TP Options outstanding immediately prior to the Closing.

                 (b) Exchange of Options. In accordance with Section 5.12 of this Agreement, the TP Option, to the extent not exercised at or prior to the Closing, shall be exchanged for options to purchase shares of Tea Party Common Stock issued pursuant to a certificate of grant dated as of the Closing Date and subject to a certain agreement regarding stock option dated as of May 26, 1998, (the "TP Option").

                 (c) Adjustment of Exchange Ratio. If, between the date of this Agreement and the Closing Date, the outstanding shares of Tea Party Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, consolidation, reorganization or other business combination, stock split, stock dividend, or stock combination, or a record date shall have been set therefor, then the Exchange Ratio and the securities receivable by the TP Shareholders at the Closing shall be correspondingly adjusted so that the TP Shareholders receive the numbers and types of securities they would have received had the Closing occurred immediately prior to such reclassification, consolidation, reorganization or other business combination, stock split, stock dividend or stock combination or, if earlier, the record date therefor.

                 (d) Fractional Shares. No fractional shares of Tea Party Common Stock shall be issued, but in lieu thereof each holder of shares of capital stock of TP who would otherwise be entitled to receive a fraction of a share of Tea Party Common Stock shall receive from Tea Party an amount of cash equal to the Tea Party Common Stock Closing Price multiplied by the fraction of a share of Tea Party Common Stock to which such holder would otherwise be entitled. The fractional share interests of each TP Shareholder shall be aggregated, so that no TP Shareholder shall receive cash in an amount greater
than the value of one full share of Tea Party Common Stock.    The "Tea Party
Common Stock Closing Price" shall mean the average of the last sales price of Tea Party Common Stock on the first five (5) of the eight (8) trading days immediately preceding the Closing Date.

         2.2     Exchange Procedures.

                 (a) Tea Party to Provide Tea Party Common Stock. At the Closing, Tea Party shall make available for exchange in accordance with this Agreement certificates evidencing the shares of Tea Party Common Stock and options therefor issuable pursuant to this Agreement in exchange for outstanding shares of capital stock and options therefor of TP.

                 (b) Delivery of Certificates. The TP Shareholders Representative shall deliver to Sub at the Closing, the certificates representing all of the outstanding shares of capital stock of TP (the "Certificates") together with duly executed stock powers with signature guarantees and the name, address and Social Security number of such TP Shareholder. Sub shall deliver to each TP Shareholder and to the Escrow Agent (as provided in Section 8.3(d) hereof) certificates representing 90% and 10%, respectively, of the aggregate number of shares of Tea Party Common Stock (or other securities) receivable by such TP Shareholder pursuant hereto. The Tea Party Common Stock in escrow shall be voted by the TP Shareholders during the time the shares are held by the Escrow Agent. Each holder of TP Options shall deliver to Sub at closing all documents concerning the TP Option and Sub shall deliver to such TP Optionholder and to the Escrow Agent (as provided in Section 8.3(d) hereof) options representing 90% and 10%, respectively, of the aggregate number of shares of Tea Party Common Stock issuable under the Exchange Options (as defined below) receivable in accordance with Section 5.12 hereof. In the event of a transfer of ownership of capital stock of TP which is not registered on the transfer records of TP, the appropriate number of shares of Tea Party Common Stock may be delivered to a transferee if the Certificate representing such capital stock of TP is presented to Tea Party and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Closing Date to represent only the right to receive upon such surrender the number of shares of Tea Party Common Stock as provided by this
Article II.

                 (c) No Further Ownership Rights in Capital Stock of TP. All Tea Party Common Stock delivered upon the surrender for exchange of shares of capital stock of TP in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of capital stock of TP. There shall be no further registration of transfers on the stock transfer books of the shares of capital stock of TP which were outstanding immediately prior to the Closing Date.

         2.3 TP Shareholders' Representative. Shuman, or if Shuman shall be unable or unwilling at any time to so serve, David L. Shuman (the "Alternate Representative"), is hereby irrevocably appointed attorney-in-fact, and authorized and empowered to act, for and on behalf of any or all of the TP Shareholders (with full power of substitution in the premises) in connection with the indemnity provisions of Article VIII as they relate to the TP Shareholders generally, the escrow provisions of Article VIII and the Escrow Agreement, the notice provisions of this Agreement and the Escrow Agreement, the determination of the satisfaction or waiver of the closing conditions of Article VI and such other matters (other than any amendment or modification of this Agreement) as are reasonably necessary for the consummation of the transactions contemplated hereby and by the Escrow Agreement (the above-named representative together with the Alternate Representative being referred to herein as the "TP Shareholders' Representative"). By his execution hereof, Shuman hereby accepts such appointment and agrees to act as the TP Shareholders' Representative hereunder. Tea Party, its representatives and agents, and the Escrow Agent, and its representatives and agents, shall be entitled to rely on such appointment and treat such TP Shareholders' Representative as the duly appointed attorney-in-fact of each TP Shareholder. Each TP Shareholder, by such TP Shareholder's execution hereof, confirms such appointment and authority and acknowledges and agrees that such appointment is irrevocable and coupled with an interest, it being understood that the willingness of Tea Party to enter into this Agreement is based, in part, on the appointment of a representative to act on behalf of the TP Shareholders. Each TP Shareholder, for such TP Shareholder and for such TP shareholder's successors and assigns, pro rata with the other TP Shareholders based on the value of the shares of Tea Party Common Stock (and options therefor) received by such TP Shareholder at the Closing (and based on the Tea Party Common Stock Closing Price), hereby agrees to indemnify the TP Shareholders' Representative, and to hold the TP Shareholders' Representative harmless from, any and all actions and forebearances that the TP Shareholders' Representative may take in his capacity as such, except for such actions and forebearances as constitute gross negligence or wilful misconduct on the part of the TP Shareholders' Representative.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF TP AND TP SHAREHOLDERS

         As used in this Agreement, an individual will be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter; TP will be deemed to have "knowledge" of a particular fact or other matter if any of Shuman, Margaret Flaherty, David Lacy, Robert Stalilonis or Eric Brehm is actually aware of such fact or other matter; and, as used in this Agreement, "best knowledge" of a party hereto means that such party becomes aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter. For breaches of representations and warranties, the remedies of Tea Party and Sub are provided in Article VIII.


         TP and the TP Shareholders, each, individually and collectively, represent and warrant to Tea Party and Sub as follows:

         3.1 Organization, Standing and Power. TP is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted. TP does not have and has never had any subsidiaries. TP has duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below). TP has no direct or indirect equity interest in or loans to any partnership, corporation, joint venture, business association or other entity. TP has delivered to Tea Party complete and correct copies of the Articles of Organization and Bylaws of TP as amended to the date hereof. TP has delivered to Tea Party all minutes of the Board of Directors and shareholders of TP since inception, in each case as amended to the date hereof.

         As used in this Agreement, the term "Material Adverse Effect" used in connection with a party or any of such party's subsidiaries means any event, change or effect that is materially adverse to the condition (financial or otherwise), assets, liabilities, businesses, operations, or results of operations of such party and its subsidiaries taken as a whole; provided, however, that (i) the impact of general industry conditions, (ii) the announcement of the transactions contemplated hereby on TP's or Tea Party's business or (iii) the effect of any action taken by either TP or Tea Party as to requested changes to the other's business in contemplation of the transactions contemplated hereby, including, but not limited to, the effect on revenue, customers or employees, will not be deemed to constitute a Material Adverse Effect with respect to TP or Tea Party for any purpose under this Agreement.

         3.2 Capital Structure. The authorized capital stock of TP consists of 150,000 shares of common stock, $1.00 par value ("TP Common Stock"), and no shares of preferred stock. There are 121,610 shares of TP Common Stock outstanding and no shares of TP Preferred Stock outstanding. There are 750 shares of TP Common Stock reserved for issuance upon the exercise of the TP Option and there are 30,722 shares allocated and no shares unallocated under the TP ESOP. All outstanding shares of TP Common Stock are, and any shares of TP Common Stock issued upon exercise of any TP Option prior to the Closing Date will be, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, TP's Articles of Organization or Bylaws or any agreement to which TP is a party or by which TP may be bound. Except for the shares listed above issuable pursuant to TP Options, there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which TP is a party or by which it may be bound that do or may obligate TP to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of TP or that do or may obligate TP to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. TP is not under any obligation to register under the Securities Act of 1933, as amended (the "Securities Act"), any of its presently outstanding securities.

         3.3 Authority. TP has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by TP, the performance by TP of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of TP, and have been unanimously approved by the Board of Directors of TP. No other corporate proceeding on the part of TP is necessary to authorize this Agreement or the performance of TP's obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by TP and constitutes the legal, valid and binding obligation of TP enforceable against TP in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity regardless of whether considered in a proceeding in equity or at law. Subject to satisfaction of the conditions set forth in
Article VI, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to TP or its respective properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of a material lien or encumbrance on any of the properties or assets of TP pursuant to (i) any provision of the Articles of Organization or Bylaws of TP or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which TP is a party or by which TP or any of its properties or assets may be bound or affected, except where such conflict, violation, breach or default would not have a Material Adverse Effect on TP. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to TP in connection with the execution and delivery of this Agreement by TP or the consummation by TP of the transactions contemplated hereby or thereby, except for (x) any appropriate documents with the relevant authorities of other states in which TP is qualified to do business, (y) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country, which if not obtained or made would not have a Material Adverse Effect on TP and (z) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on TP.

         3.4 Financial Statements. TP has furnished Tea Party with (a) audited balance sheets of TP as of its fiscal year end for 1995, 1996 and 1997, and audited statements of income for the fiscal years then ended as disclosed on Schedule 3.4(1), and (b) the unaudited balance sheets as of March 31, 1998, and unaudited statements of income for the quarter then ended and for the preceding comparative year's quarter as disclosed on Schedule 3.4(2) (the financial statements referred to in clauses (a) and (b) of this sentence, collectively, the "TP Financial Statements") The TP Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto), and fairly present in all material respects the financial position of TP as at the dates thereof and the results of its operations and changes in financial position for the periods then ended, except, in the case of the unaudited financial statements, for the omission of footnote information and for customary year-end adjustments. In the opinion of TP's management, the TP Financial Statements include adjustments solely of a normal recurring nature necessary for fair presentation of TP's financial position and results of operations. There has been no change in TP's accounting policies, except as described in the notes to the TP Financial Statements.

         3.5 Compliance with Law. TP is in compliance and has conducted its business so as to comply with all laws, rules and regulations, judgments, decrees or orders of any Governmental Entity applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply will, individually or in the aggregate, not have had and is reasonably expected not to have a Material Adverse Effect on TP. There are no material judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against TP, TP's businesses, or against any of its properties or assets.

         3.6 No Defaults. TP has not received notice that it would be with the passage of time, (i) in violation of any provision of the Articles of Organization or Bylaws of TP or (ii) in default or violation of any term, condition or provision of (A) any material judgment, decree, order, injunction or stipulation applicable to TP or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which TP is a party or by which TP or its properties or assets may be bound, except in the case of clause (ii) above, for such defaults and violations that will not have a Material Adverse Effect on TP.

         3.7 Litigation. Except as shown on Schedule 3.7, there is no action, suit, proceeding, claim or investigation pending or, to the best knowledge of TP, threatened, against TP which would, individually or in the aggregate, have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. Such schedule sets forth, with respect to each pending action, suit, proceeding, claim or investigation to which TP is a party to the extent that the aggregate damages claimed for all such complaints exceed $10,000, the forum, the parties thereto, a brief description of the subject matter thereof and the amount of damages claimed. TP has made available to Tea Party correct and complete copies of all audit response letters and supplemental correspondence in furtherance of such audit response letters prepared by its counsel for TP's independent public accountants in connection with the last three completed audits of TP's financial statements and any such correspondence since the date of the last such audit.

         3.8 No Material Adverse Effect. Since December 31, 1997, TP has conducted its business in the ordinary course and there has not occurred, outside the ordinary course of business:

                 (a)      Any Material Adverse Effect with respect to TP;

                 (b) Any amendments or changes in the Articles of Organization or Bylaws of TP;

                 (c) Any damage, destruction or loss, whether covered by insurance or not, that, to the knowledge of TP, could reasonably be expected to have a Material Adverse Effect;

                 (d) Except as set forth on Schedule 3.8(d), any redemption, repurchase or other acquisition of shares of capital stock of TP by TP (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of TP;

                 (e) Except as set forth on Schedule 3.8(e), any increase in or modification of the compensation or benefits payable or to become payable by TP to any of its directors or employees, except in the ordinary course of business consistent with past practice;

                 (f) Any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, except in the ordinary course of business consistent with TP's past practice;

                 (g) Except as set forth on Schedule 3.8(g), any acquisition or sale of a material amount of property or assets of TP;

                 (h) Any alteration in any term of any outstanding security of TP;

                 (i) Schedule 3.8(i) sets forth any (A) incurrence, assumption or guarantee by TP of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of TP; or (C) issuance or sale of options or other rights to acquire from TP, directly or indirectly, debt securities of TP or any securities convertible into or exchangeable for any such debt securities;

                 (j) Any creation or assumption by TP of any mortgage, pledge, security interest or lien or other encumbrance on any asset (other than liens arising under existing lease financing arrangements, liens arising in the ordinary course of TP's business which in the aggregate are not material and liens for taxes not yet due and payable);

                 (k) Except as set forth on Schedule 3.8(k), any making of any loan, advance or capital contribution to or investment in any person other than (A) travel loans or advances made in the ordinary course of business of TP and (B) loans to entities affiliated with its employees prior to the date of this Agreement which do not exceed $10,000 in the aggregate;

                 (l) Except as set forth on Schedule 3.8(l), any entry into, amendment of, relinquishment, termination or non-renewal by TP of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by TP in excess of $25,000 other than in the ordinary course of business;

                 (m) Any transfer or grant of a right under the TP Intellectual Property Rights (as defined in Section 3.16(a)), other than those transferred or granted in the ordinary course of business consistent with past practice;

                 (n) Any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of TP; or

                 (o) Any agreement or arrangement made by TP to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 3.8 untrue or incorrect as of the date when made.

         3.9     Absence of Undisclosed Liabilities.  Except as set forth on
Schedule 3.9, TP has no liabilities or obligations (whether absolute, accrued or contingent, and whether or not determined or determinable), of a character which, under generally accepted accounting principles, should be accrued, shown or disclosed on a balance sheet of TP (including the footnotes thereto) except liabilities with respect to which there is disclosure in a numbered schedule to this Agreement, and except liabilities (i) for which adequate accruals or adjustments solely of a normal recurring nature necessary for a fair presentation of TP's financial position and results of operations have been reflected in the TP Financial Statements, (ii) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the balance sheet of TP included in the TP Financial Statements, (iii) incurred since March 31, 1998, other than in the ordinary course of business, including adequate accruals or reserves which would not be reflected on the balance sheet required under generally accepted accounting principals, (iv) incurred since the date of the balance sheet of TP included in the TP Financial Statements which are not, individually or in the aggregate, material, or (v) of TP not on TP Financial Statements, incurred since March 31, 1998 in the ordinary course of business which as of the Closing Date shall not exceed $100,000.00 (excluding accruals for payroll expenses, rent, taxes and expenses which are normal and/or recurring in the ordinary course of business).

         3.10 Information Supplied. None of the information supplied or to be supplied by TP or the TP Shareholders for inclusion in any filing with the Securities and Exchange Commission (the "SEC") by Tea Party or supplied or to be supplied in order to ensure compliance with Regulation D under the Securities Act in connection with or as a result of this transaction ("SEC Information"), at the date such information is supplied to the time of the Closing Date, and whether supplied before or on the Closing Date, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made as to information supplied by or on behalf of Tea Party.

         3.11 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment

(including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of TP from TP, under any Plan (as defined in Section 3.12) or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits, other than the acceleration of the TP Option.

         3.12 ERISA. Schedule 3.12 lists all material TP employee benefit plans, including the TP ESOP and other programs, policies or arrangements covering any active, former or retired employee of TP (the "Plans"). To the extent applicable, the Plans comply in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ,and the Code, and any Plan intended to be qualified under Section 401(a) or Section 409 of the Code has either obtained a favorable determination letter as to its qualified status from the Internal Revenue Service or still has a remaining period of time under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. To the extent any Plan with an existing determination letter from the Internal Revenue Service must be amended to comply with the applicable requirements of the Tax Reform Act of 1986 and subsequent legislation, the time period for effecting such amendments will not expire prior to the Closing. TP has furnished Tea Party with copies of the most recent Internal Revenue Service letters and Forms 5500 with respect to any such Plan. No Plan is covered by Title IV of ERISA or Section 412 of the Code. Neither TP nor any officer or director of TP has incurred any liability or penalty under Sections 4975 through 4980 of the Code or Title I of ERISA. Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the best knowledge of TP is threatened, against or with respect to any such Plan. All material contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been made or accrued.

         3.13 Major Contracts. Except as shown on Schedule 3.13, TP is not a party to or subject to:

                 (a) Any union contract or any employment contract or arrangement providing for future annual compensation greater than $25,000 per year, written or oral, with any officer, consultant, director or employee which is not terminable by it on 30 days' notice or less without penalty or obligation to make payments related to such termination, other than (i) (in the case of employees other than executive officers) such agreements as are not materially different from standard arrangements offered to employees generally in the ordinary course of business consistent with TP's past practices, copies of which have been provided to Tea Party, and (ii) such agreements as may be imposed or implied by law;

                 (b) Except as set forth on Schedule 3.13(b), any plan, contract or arrangement which requires aggregate payments by TP in excess of $20,000, written or oral, providing for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

                 (c) Any joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

                 (d) Except as set forth on Schedule 3.13(d), any existing OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement in which the annual amount involved in 1997 exceeded or is expected to exceed in fiscal 1998 in the aggregate $50,000 in amount or pursuant to which TP has granted or received exclusive marketing rights related to any product, group of products or territory;

                 (e) Schedule 3.13(e) sets forth any lease for real or personal property in which the amount of payments which TP is required to make on an annual basis exceeds $20,000;

                 (f) Any material agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Closing or the transactions contemplated hereby, except where such termination or breach would not have a Material Adverse Effect on TP;

                 (g) Except as set forth on Schedule 3.13(g), except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $50,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $50,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise;

                 (h) Except as set forth on Schedule 3.13(h), any material license agreement under which TP is the licensor (excluding nonexclusive software licenses granted to customers or end-users in the ordinary course of business) expected by management to involve the payment to TP of at least $25,000 in the aggregate or any material license agreement under which TP is the licensee expected by management to involve the payment or the performance of services by TP or contracted by TP of at least $10,000 in the aggregate in excess of the amounts paid to TP in respect of such services;

                 (i) Any contract containing covenants purporting to limit TP's freedom to compete in any line of its business in any geographic area; or

                 (j) Except as set forth on Schedule 3.13(j), any other agreement, contract or commitment which is not covered in subparagraphs (a)-(i) which involves the payment to TP of at least $25,000 or the payment or the performance of services by TP or contracted by TP of at least $10,000 in excess of the amounts paid to TP in respect of such services.

         Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in the TP Schedules pursuant to this Section 3.13 is valid and binding on TP, as applicable, and is in full force and effect, and neither TP nor, to the knowledge of TP, any other party thereto, has breached any material provision of, or is in material default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment, except for such default or breach that could not reasonably be expected to have a Material Adverse Effect on TP.

         3.14    Taxes.

                 (a) Except as shown on Schedule 3.14 or as would not have a Material Adverse Effect, all Tax (as defined below) returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority (as defined below) on or before the Closing Date, by or on behalf of TP (collectively, the "TP Returns"), have been filed when due in accordance with all applicable laws (including any extensions of such due date), and all amounts shown due thereon have been paid or have been fully accrued on the TP Financial Statements and, with respect to the period after March 31, 1998, the books and records of TP, in accordance with generally accepted accounting principles. Except to the extent provided for or disclosed in the TP Financial Statements (including notes thereto) and, with respect to the period after March 31, 1998, the books and records of TP, the TP Returns correctly reflect in all material respects for the periods covered thereby the Tax liability of TP. TP has withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld and paid. All TP Returns pertaining to U.S. federal income tax filed with respect to taxable years of TP through the taxable year ended 1990 have been examined and closed or are TP Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. Except as set forth on Schedule 3.14, TP has not granted any extension or waiver of the limitation period applicable to any TP Returns. To the best knowledge of TP, there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to TP in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax Authority has been received by TP, and there are no liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to TP, materially affect the liability of TP for Taxes in other Taxable (as defined below) periods after giving effect to the accruals therefor in the TP Financial Statements. Neither TP, nor any other person on behalf of TP, has entered into before the Closing nor will it enter into any consent pursuant to Section 341(f) of the Code. TP has not been nor will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing after giving effect to the accruals therefor in the TP Financial Statements as shown on Schedule 3.14(3). There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of TP that, individually or collectively, would give rise to the payment of any amount that would not be deductible pursuant to Section 162 (as unreasonable compensation) or pursuant to Section 280G of the Code. TP has provided or made available to Tea Party or its designated representative true and correct copies of all material Tax Returns, and, as reasonably requested by Tea Party prior to the date hereof, information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents. TP has not been within the five year period preceding the date hereof a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. TP is not a party to (or obligated under) any Tax allocation, Tax distribution, Tax sharing, Tax indemnity or similar agreement or arrangement with respect to any Tax (including without limitation any such agreement or arrangement imposed by operation of law).

                 (b) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental taxes but not including fines or windfall profit tax, custom, duty or other tax, other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

         3.15    Interests of Officers and Directors.  Except as set forth on
Schedule 3.15, no officer or director of TP or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to TP any goods, property, technology or intellectual or other property rights or services, other than as an employee of TP; (ii) any contract or agreement to which TP is a party or by which it may be bound or affected; or
(iii) any property, real or personal, tangible or intangible, used in or pertaining to its business, including any interest in the TP Intellectual Property Rights, except for rights as a shareholder, and except for rights under any Plan.

         3.16    Intellectual Property.

                 (a) TP owns, or is licensed or otherwise entitled to exercise, without restriction, all rights to all patents, trademarks, trade names, service marks, copyrights, mask work rights, trade secret rights and other intellectual property rights, and any applications or registrations therefor, and all mask works, net lists, schematics, technology, source code, know-how, computer software programs and all other tangible and intangible information or material, that are (i) currently or proposed to be marketed to customers in the business of TP as currently conducted or as currently proposed to be conducted or (ii) used internally by TP or currently proposed to be used internally by TP in the business of TP as currently conducted or as currently proposed to be conducted, the absence of which, or the presence of restrictions on which would have a Material Adverse Effect (collectively, the "TP Intellectual Property Rights").

                 (b) Schedule 3.16(b) lists all patents, registered and material unregistered copyrights, trade names, trademarks, service marks and other company, product or service identifiers and mask work rights, and any applications or registrations therefor, included in the TP Intellectual Property Rights, together with a list of all of TP's currently marketed products and an indication as to which, if any, of such products have been registered for copyright protection with the United States Copyright Office and any foreign offices.

                 (c) TP is not, nor as a result of the execution and delivery of this Agreement or the performance of TP's obligations hereunder will be, in violation of, or lose any rights pursuant to the terms of any license, sublicense or agreement described in Section 3.16(a).

                 (d) Except as set forth on Schedule 3.16(d), TP is the owner or licensee of, with all necessary right, title and interest in and to (free and clear of any liens, encumbrances or security interests) the TP Intellectual Property Rights and has rights (and except as set forth in Schedule 3.16(d) is not contractually obligated to pay any compensation to any third party in respect thereof in an amount in excess of $25,000) to the use thereof or the material covered thereby in connection with the services or products in respect of which the TP Intellectual Property Rights are being used.

                 (e) No claims with respect to the TP Intellectual Property Rights have been asserted or, to the best knowledge of TP, after reasonable investigation, are threatened by any person, and TP knows of no claims (i) to the effect that the manufacture, sale or use of any product as now used or offered or proposed for use or sale by TP infringes any copyright, patent, trade secret, or other intellectual property right, (ii) against the use by TP of any TP Intellectual Property Rights, or (iii) challenging the ownership, validity or effectiveness of any of the TP Intellectual Property Rights.

                 (f) To the best knowledge of TP, all patents and registered trademarks, service marks, and other company, product or service identifiers and registered copyrights held by TP are valid and subsisting except in each case as would not have a Material Adverse Effect on TP.

                 (g) Except as set forth on Schedule 3.16(g), to the best knowledge of TP, there has not been and there is not now any material unauthorized use, infringement or misappropriation of any of the TP Intellectual Property Rights by any third party, including without limitation any employee or former employee of TP; TP has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or other intellectual property rights and which has not been finally terminated prior to the date hereof; there are no such charges or claims outstanding; and to the best knowledge of TP, TP has no infringement liability with respect to any patent, trademark, service mark, copyright or other intellectual property right of another which could have a Material Adverse Effect on TP.

                 (h) Except as set forth on Schedule 3.16(h), no TP Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by TP. TP has not entered into any agreement to indemnify any other person against any charge of infringement of any TP Intellectual Property Right. TP has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any TP Intellectual Property Right. TP has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the TP Intellectual Property Rights.

                 (i) Schedule 3.16(i) is a list of all licenses, sublicenses and other agreements as to which TP is a party and pursuant to which TP or any other person is authorized to use any TP Intellectual Property Right, or TP is using any third-party technology rights, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other consideration and the term thereof, and including the extent to which rights with respect to TP Intellectual Property Rights survive termination or expiration thereof (copies of all licenses, sublicenses, and other agreements identified pursuant to this clause (i) have previously been delivered by TP to Tea Party).

                 (j) Schedule 3.16(j) is a list of all parties to whom TP has delivered copies of TP source code, whether pursuant to an escrow arrangement or otherwise, or parties who have the right to receive such source code.

                 (k) Except as described on Schedule 3.16(k), each item of computer software and programs (excluding personal computer software generally available to the public), software in process, computer operating systems and applications used (other than the TP Software (as defined below)) in the TP business ("Software") is "Millennium Compliant". For the purposes of this Agreement, "Millennium Compliant" means:

                          (i)     the functions, calculations and other
computing processes of the Software (collectively, "Processes") perform in an accurate manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Software, whether before, on or after January 1, 2000, and whether or not the dates are affected by leap years;

                          (ii)    the Software accepts, stores, sorts,
extracts, sequences and otherwise manipulates date inputs and date values, and return and display date values, in an accurate manner regardless of the dates used, whether before, on or after January 1, 2000;

                          (iii)   the Software will function without
interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Software, whether before, on or after January 1, 2000;

                          (iv)    the Software accepts and responds to two (2)
digit year and four (4) digit year date input in a manner that resolves any ambiguities as to the century in a defined, predetermined and accurate manner;

                          (v)     the Software displays, prints and provides
electronic output of date information in ways that are unambiguous as to the determination of the century; and

                          (vi)    the Software has been tested to determine
whether it is Millennium Compliant.

                 (l) Schedule 3.16(l) (i) identifies all software programs (by version) that TP has distributed or is currently distributing (the "TP Software") and the approximate number of current users of each program, (ii) specifies which programs are Millennium Complaint and which are not, (iii) states TP's strategy for modifying any non-compliant programs currently in use to make them Millennium Compliant or for replacing them with Millennium Compliant programs and any fees that TP has charged or intends to charge current users for any modified or replacement programs, (iv) references (with a copy attached) any plan that TP has developed to modify any non-compliant programs currently in use to make them Millennium Compliant, and (v) states for the non-compliant CFMS program (Version 1.0 through 9.1) (A) the names of the current users, (B) the year each user first began using the program, and (C) to TP's knowledge, each user's current plan, if any, to replace the non-compliant program with a Millennium Compliant program (e.g., whether the user has upgraded to a Millennium Compliant program or committed to do so, whether TP is in discussions with the user, whether the user is considering competing products, or whether TP has no knowledge of the user's intentions).

         3.17 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon TP which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of TP, any acquisition of property by TP or the conduct of business by TP as currently conducted or as currently proposed to be conducted by TP.

         3.18 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

                 (a) TP has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the TP Financial Statements (or, with respect to assets acquired after March 31, 1998, in the books and records of TP) or except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or except liens for taxes not yet due and payable or being contested in good faith.

                 (b) The equipment owned or leased by TP is, taken as a whole, (A) adequate for the conduct of the business of TP consistent with its past practice, (B) suitable for the uses to which it is currently employed, (C) in good operating condition, ordinary wear and tear excepted, (D) regularly and properly maintained, (E) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, and (F) free from any defects, except, with respect to clauses (B) through (E) above, as would not have a Material Adverse Effect on TP.

         3.19 Governmental Authorizations and Licenses. Schedule 3.19 is a list of all governmental authorizations and licenses held by TP which require future action or payment by TP. TP is the holder of all licenses, authorizations, permits, concessions, certificates and other franchises of any Governmental Entity required to operate its business, except where the failure to hold such licenses, authorizations, permits, concessions, certificates or franchises would not have a Material Adverse Effect on TP (collectively, the "Licenses"). The Licenses are in full force and effect except where the failure to be so would not have a Material Adverse Effect on TP. There is not now pending, or to the best knowledge of TP is there threatened, any action, suit, investigation or proceeding against TP before any Governmental Entity with respect to the Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by TP of the terms of any License or any rule or regulation applicable thereto.

         3.20    Environmental Matters.  Except as shown on Schedule 3.20:

                 (a) To the best knowledge of TP there is no substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a "Hazardous Material") which is present in, on or under any property that TP has at any time owned, operated, occupied or leased.

                 (b) TP has not transported, stored, used, manufactured, released or exposed its employees or any other person to any Hazardous Material in material violation of any applicable statute, rule, regulation, order or law.

                 (c) TP has obtained all permits, licenses and other authorizations ("Environmental Permits") required to be obtained by TP under the laws of any Governmental Entity relating to pollution or protection of the environment (collectively, "Environmental Laws"), except where the failure to comply or obtain such Environmental Permits would not have a Material Adverse Effect on TP. All Environmental Permits are in full force and effect. TP (A) is in compliance with all terms and conditions of the Environmental Permits and
(B) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, except where the failure to comply would not have a Material Adverse Effect on TP. TP has not received any notice or is aware of any past or present condition or practice of the businesses conducted by TP which forms or could form the basis of any claim, action, suit, proceeding, hearing or investigation against TP arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material.

         3.21 Insurance. Schedule 3.21 is a list of all insurance policies and fidelity bonds TP maintains covering the assets, business, equipment, properties, operations, employees, officers and directors of TP (collectively, the "Insurance Policies"). There is no material claim by TP pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums which have become or will become as of the Closing due and payable under all such material Insurance Policies have been paid and TP is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). TP does not know of any threatened termination of, or material premium increase with respect to, any of its material Insurance Policies.

         3.22 Board Approval. The Board of Directors of TP has, as of the date hereof, unanimously approved the termination of the TP Company 401(k) Plan and the TP Employees' Profit Sharing Plan effective immediately prior to the Closing of the transactions contemplated by this Agreement.

         3.23 Labor Matters. Except as shown on Schedule 3.23(1), TP is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and TP is not engaged in any unfair labor practice.
 In the past three years, TP has not received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which TP is a party or involving TP, and there is neither pending nor, to TP's best knowledge, threatened any investigation or hearing concerning TP arising out of or based upon any such laws, regulations or practices. Schedule 3.23(2) is a complete list of all employees of TP along with their present compensation.

         3.24 Questionable Payments. Neither TP nor, to its best knowledge, any director, officer or other employee of TP, has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of TP; or
(ii) made any political contributions which would not be lawful under the laws of the United States and the foreign country in which such payments were made. TP nor to TP's best knowledge any director, officer or other employee of TP nor, to the knowledge of TP, any customer or supplier of TP, has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of TP with respect to any political contribution.

         3.25 Accounting Matters. Neither TP nor, to TP's best knowledge, any of its Affiliates (as defined in Section 5.11), has taken or agreed to take any action that would adversely affect the ability of Tea Party to account for the business combination to be effected hereby as a pooling of interests.

         3.26 Brokers. Except as set forth on Schedule 3.26, no broker, finder or investment banker engaged by TP is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

         3.27 Relationships. Except as shown on Schedule 3.27, TP's relationships with its customers and suppliers are continuing and satisfactory, and TP has not received any notice that any such customer or supplier intends to discontinue its relationship with TP upon consummation of the transactions contemplated hereby, except where the likelihood of such discontinuance is, in the opinion of TP management, remote. TP has no knowledge concerning any loss or potential loss of any business that would have a Material Adverse Effect on TP.

         3.28 No Default. TP is not in violation and will not, with the giving of notice or lapse of time or both, be in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, franchise agreement, joint venture or other agreement.

         3.29 Schedules. TP shall have updated the TP Schedules as of the Closing Date including any updated schedules contemplated under Section 5.17, exhibits or deliveries ("Materials") hereunder. But in no event shall TP be required to update the Schedules after the Closing Date.

         3.30 Disclosure. No representation or warranty made by TP in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by TP or its representatives pursuant hereto or in connection with the transactions contemplated hereby, taken as a whole contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished; provided, however, that no representation or warranty is made as to any information, including without limitation, financial information, supplied by or derived from information supplied by Tea Party, or the Tea Party employees, agents or representatives of any of them, and, no representation or warranty is made as to any information to the extent that such information has been superseded by or corrected in a subsequent Schedule. To the knowledge of TP, there is no event, fact or condition that has resulted in, or would have resulted in, a Material Adverse Effect that has not been set forth in this Agreement or in a numbered Schedule provided pursuant to this Article III; provided, however, assuming that the transactions contemplated hereby are not consummated, and all actions related to such transactions had not occurred, the TP financial projections for 1998 delivered to Tea Party on April 2, 1998, and as for the second quarter of 1998, delivered to Tea Party on May 18, 1998 (Schedule 3.30, Financial Projections), constituted as of their respective dates reasonable estimates of the information purported to be shown therein and TP reasonably believed that there was a reasonable basis for such projections and was not aware of any fact or information that would lead it to believe that such projections were incorrect or misleading in any material respect.

         3.31 Investment Representations. Each of the TP Shareholders represents and warrants to Tea Party that such TP Shareholder:

                 (a) Understands that (i) the shares of Tea Party Common Stock acquired by such TP Shareholder pursuant to this Agreement have not been registered under the Securities Act, or under any state securities laws, and are being exchanged and issued in reliance upon federal and state exemptions for transactions not involving a public offering, and (ii) such TP Shareholder is acquiring the shares of Tea Party Common Stock solely for such TP Shareholder's own account for investment purposes, and not with a view towards the distribution thereof.

                 (b) (i) Has been furnished a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "10-K"), the Proxy Statement dated May 1, 1998 and all other reports filed under the Securities Exchange Act after May 1, 1998 (the "SEC Filings") prior to the date hereof, (ii) has carefully read the SEC Information, the Prospectus and the 10-K, (iii) understands the risks of an investment in Tea Party Common Stock, including the risks and other investment considerations set forth under the caption "RISK FACTORS" in the Offering Memorandum issued in connection with this transaction, the SEC Information, the 10-K, and the SEC Filings, (iv) has been given the opportunity to obtain, and has received to his satisfaction, such information about the business and financial condition of Tea Party and Sub (including any documents incorporated by reference in the Prospectus) as he has deemed necessary to evaluate the merits and risks of an investment in the Tea Party Common Stock, and (v) has had the opportunity to ask questions of the Purchaser Representative, counsel for TP or counsel for such TP Shareholder and representatives of Tea Party and to obtain additional information with respect to the Tea Party Common Stock in order to evaluate the merits and risks inherent in holding the Tea Party Common Stock and has had such questions answered to his satisfaction;

                 (c) Understands there can be no assurance that the market value of the Tea Party Common Stock received by him, will, at or after the Closing Date, be equal to or exceed the market value of such Tea Party Common Stock as of the date hereof; and

                 (d) Is (i) a sophisticated investor with knowledge and experience in business and financial matters, is fully familiar with the proposed transaction contemplated by the Agreement, and is fully capable of understanding the risks involved in connection therewith, or (ii) has (A) acknowledged in writing that Covington Associates is his Purchaser Representative in connection with evaluating the merits and risks of the investment in Tea Party Common Stock; and (B) he has consulted with the Purchaser Representative.

         3.32 Opinion of Financial Advisor. As of the Closing, TP and the TP Shareholders shall have been advised in writing by their financial advisor, O'Conor, Wright Wyman, Inc., that in its opinion as of such date, the transactions contemplated by this Agreement, including the consideration therefor, are fair to the TP Shareholders from a financial point of view.

         3.33 Purchaser Representative. The Purchaser Representative satisfies the conditions to serve as a "Purchaser Representative" as set forth in Rule 501(h) of Regulation D and nothing has come to the attention of TP or the TP Shareholders which has lead it or any of them to believe that the Purchaser Representative does not so qualify.

         3.34 TP Common Stock. Each of the TP Shareholders holds of record (except in the case of the TP ESOP) and owns beneficially the number of shares of TP Common Stock set forth next to such TP Shareholder's name in Exhibit A free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands and all of TP Shareholders in the aggregate own 100% of the TP Common Stock. None of the TP Shareholders, except the TP ESOP, is a party to any option, warrant, purchase right, or other contract or commitment that could require one or more TP Shareholders to sell, transfer, or otherwise dispose of any TP Common Stock (other than this Agreement) or is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the TP Common Stock.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF TEA PARTY AND SUB

         As used in this Agreement, an individual will be deemed to have "knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter; Tea Party will be deemed to have "knowledge" of a particular fact or other matter if any of

Donald deLaski, Kenneth deLaski, Eric Brown or Alan Stewart is actually aware of such fact or other matter; and, as used in this Agreement, "best knowledge" of a party hereto means that such party becomes aware of such fact or other matter in the course of conducting a reasonable comprehensive investigation concerning the existence of such fact or other matter.

         Tea Party and Sub jointly and severally represent and warrant to TP and the TP Shareholders as follows:

         4.1 Organization; Standing and Power. Each of Tea Party and Sub is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Tea Party has delivered to TP complete and correct copies of the Articles of Incorporation and Bylaws of Tea Party and the Articles of Incorporation and Bylaws of Sub as amended to the date hereof.

         4.2 Capital Structure. As of the date hereof the authorized capital stock of Tea Party consists, and as of the Closing Date will consist, of 45,000,000 shares of Tea Party Common Stock, $.001 par value, and 2,000,000 shares of Tea Party Preferred Stock, $.001 par value. At the close of business on March 31, 1998, there were 17,063,168 (excluding 80,000 shares repurchased by Tea Party and subject to cancellation) shares of Tea Party Common Stock outstanding, and an aggregate of 2,011,483 shares of Tea Party Common Stock were reserved for issuance pursuant to Tea Party employee benefit plans, no shares of Tea Party Common Stock were held by Tea Party in its treasury, and no shares of Tea Party Preferred Stock were outstanding. All the outstanding shares of Tea Party Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights. The shares of Tea Party Common Stock issuable at the Closing in accordance with the terms and conditions hereof are duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights. As of the Closing Date, the authorized capital stock of Sub consists of 5,000 shares of Common Stock, $0.01 par value, all of which are validly issued, fully paid and nonassessable and owned by Tea Party.
Except for the shares listed above issuable pursuant to Tea Party employee benefit plans and Warrants to purchase 130,000 shares issued on or about April 30, 1998, there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which Tea Party or any subsidiary of Tea Party is a party or by which any of them may be bound obligating Tea Party or any subsidiary of Tea Party to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Tea Party or of any subsidiary of Tea Party or obligating Tea Party or any subsidiary of Tea Party to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement except as the employee benefit plans or the outstanding Warrants may provide by their terms.

         4.3 Authority. Tea Party and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Tea Party and Sub of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Tea Party and Sub. This Agreement has been duly executed and delivered by Tea Party and Sub and constitutes a valid and binding obligation of Tea Party and Sub enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights or remedies of creditors generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). Subject to satisfaction of the conditions set forth in Article VI, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Tea Party or any subsidiary of Tea Party or their respective properties or assets, or conflict with or result in any breach or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit, under (i) any provision of the Articles of Incorporation or Bylaws of Tea Party or any of its subsidiaries or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Tea Party or any of its subsidiaries is a party or by which Tea Party or any of its subsidiaries or their respective properties or assets may be bound or affected. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Tea Party or Sub in connection with the execution and delivery of this Agreement or the consummation by Tea Party and Sub of the transactions contemplated hereby, except for the filing of the Form D of the Securities Act and such other documents with, and the obtaining of such orders from, the SEC and various state securities or "blue sky" authorities, and the making of such reports under the Exchange Act, as are required in connection with the transactions contemplated by this Agreement,
(y) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country which if not obtained or made would not have a Material Adverse Effect on Tea Party or Sub, and (z) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Tea Party or Sub.

         4.4 SEC Documents; Tea Party Financial Statements. Tea Party has furnished TP and each TP Shareholder with or made available to TP and each TP Shareholder a true and complete most recent statement, annual, quarterly and other report, registration statement (without exhibits) and definitive proxy statement filed by Tea Party with the SEC since December 19, 1996 (the "Tea Party SEC Documents"). As of their respective filing dates, the Tea Party SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and none of the Tea Party SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Tea Party SEC Document and except that no representation is made as to information supplied by or on behalf of TP or the TP Shareholders. The financial statements of Tea Party included in the Tea Party SEC Documents (the "Tea Party Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Exchange
Act) and fairly present the consolidated financial position of Tea Party at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments, provided that the notes and accounts receivable are collectible in the amounts shown thereon and inventories are not subject to write-down, except in either case in an amount not material or for which Tea Party has provided adequate reserves). There has been no change in Tea Party's accounting policies or estimates except as described in the notes to the Tea Party Financial Statements.

         4.5 Litigation. There is no action, suit, proceeding, investigation or claim pending or, to the best knowledge of Tea Party, threatened against Tea Party or any of its subsidiaries which could, individually or in the aggregate, have a Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

         4.6 No Defaults. Neither Tea Party nor any subsidiary of Tea Party is, or has received notice that it would be with the passage of time, (i) in violation of any provision of the Certificate of Incorporation or Bylaws of Tea Party or any subsidiary of Tea Party; or (ii) in default or violation of any material term, condition or provision of (A) any material judgment, decree, order, injunction or stipulation applicable to Tea Party or any subsidiary of Tea Party or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which Tea Party or any subsidiary of Tea Party is a party or by which Tea Party or any of its subsidiaries or their properties or assets may be bound.

         4.7 Accounting Matters. Neither Tea Party nor any of its subsidiaries nor, to Tea Party's best knowledge, any of its Affiliates (as defined in Section 5.12), has taken or agreed to take any action that would adversely affect the ability of Tea Party to account for the business combination to be effected by this Agreement as a pooling of interests.

         4.8 Brokers. No broker, finder or investment banker (other than NationsBanc Montgomery Securities, LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

         4.9 Disclosure. No representation or warranty made by Tea Party in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by Tea Party or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished; provided, however, that no representation or warranty is made as to any information, including without limitation, financial information, supplied by or derived from information supplied by TP, the TP Shareholders or the employees, agents or representatives of any of them, and, as to any information contained in the Tea Party SEC Documents, no representation or warranty is made as to any information to the extent that such information has been superseded by or corrected in a subsequently filed Tea Party SEC Document. To the knowledge of Tea Party, there is no event, fact or condition that has resulted in, or would have resulted in, a Material Adverse Effect that has not been set forth in this Agreement or in a numbered Tea Party Schedule provided pursuant to this Article IV.

         4.10 Investment Intent. Sub is acquiring the equity securities of TP to be acquired by it at the Closing for its own account and not with a view to, or for sale in connection with, any public distribution of such securities in violation of any federal or state securities law.


                                   ARTICLE V

                       CONDUCT AND TRANSACTIONS PRIOR TO
                         CLOSING; ADDITIONAL AGREEMENTS

         5.1 Information and Access. Subject to and in accordance with the terms and conditions of that certain Confidentiality Agreement between Tea Party and TP dated October 9, 1997 (the "Confidentiality Agreement"), from the date of this Agreement and continuing until the Closing Date, each party shall afford and, with respect to clause (b) below, such party shall cause its independent auditors to afford, (a) upon and subject to execution of this Agreement as may be required by the independent accountants of Tea Party and TP, to the officers, independent auditors, counsel and other representatives of the other party reasonable access to the properties, books, records (including Tax returns filed and those in preparation) and personnel of such party and its subsidiaries in order that the other party may have a full opportunity to make such investigation as it reasonably desires to make of such party and its subsidiaries and (b) to the independent auditors of the other Company, reasonable access to the audit work papers and other records of the independent auditors of such party and its subsidiaries. Additionally, subject to and in accordance with the Confidentiality Agreement, each party and its subsidiaries will permit the other party to make such reasonable inspections of such party and its subsidiaries and their respective operations during normal business hours as the other party may reasonably require and each party and its subsidiaries will cause its officers and the officers of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of such party and its subsidiaries as the other party may from time to time reasonably request.

         No investigation pursuant to this Section 5.1 shall affect or otherwise obviate or diminish any representations and warranties of any party or conditions to the obligations of any party.

         5.2 Conduct of Business of the Parties. During the period from the date of this Agreement and continuing until the Closing Date or until the termination of this Agreement pursuant to Section 7.1, the parties agree that (except to the extent that the other parties have given their prior written consent):

                 (a) TP Conduct. Except in connection with or in contemplation of the transactions contemplated by this Agreement, TP shall conduct its business in the ordinary and usual course consistent with past practice and shall use reasonable efforts to maintain and preserve intact its business organizations, keep available the services of its officers and employees and to maintain satisfactory relations with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement, prior to the Closing, TP shall not, without the prior written consent of Tea Party:

                          (i)     declare, set aside or pay any dividends on or
make any other distribution (whether in cash, stock or property) in respect of any of its capital stock except as permitted by subsection (iii) below;

                          (ii)    split, combine or reclassify any of its
capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or repurchase, redeem or otherwise acquire any shares of its capital stock;

                          (iii)   issue, deliver, pledge, encumber or sell, or
authorize or propose the issuance, delivery, pledge, encumbrance or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities (other than the issuance of such capital stock upon the exercise or conversion of TP Options outstanding on the date of this Agreement in accordance with their present terms); or except pursuant to mandatory terms under options outstanding on the date hereof, accelerate, amend or change the period of exercisability of options granted under the TP Stock Option Plan or TP ESOP or any other options, warrants or other convertible securities or authorize cash payments in exchange for any options granted under any of the TP Stock Option Plan or authorize or propose any change in its equity capitalization;

                          (iv)    cause or permit any amendments to its
Articles of Organization or Bylaws;

                          (v)     acquire or agree to acquire by merging or
consolidating with, or by purchasing any material portion of the capital stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which in the amount of $25,000 or more.

                          (vi)    sell, lease, pledge, license or otherwise
dispose of or encumber any of its assets or properties, except in the ordinary course of business consistent with past practice (including, without limitation, any indebtedness owed to it or any claims held by it);

                          (vii)   incur any indebtedness for borrowed money or
guarantee any such indebtedness or issue or sell any of its debt securities or guarantee, endorse or otherwise as an accommodation become responsible for the obligations of others, or make loans or advances;

                          (viii)  pay, discharge or satisfy any claims,
liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business consistent with past practice or liabilities reflected or reserved against in the consolidated financial statements (or the notes thereto) of TP;

                          (ix)    adopt or amend any Plan, or enter into or
amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any of its directors, officers or employees or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under TP's normal employee review cycle consistent with TP's past practices;

                          (x)     except in the ordinary course of business
consistent with past practices, transfer to any person or entity any rights to the TP Intellectual Property Rights;

                          (xi)    enter into or amend any agreements pursuant
to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products of TP;

                          (xii)   violate or, except in the ordinary course of
business, with prior notice to Tea Party, amend or otherwise modify the terms of any of the contracts set forth on the numbered TP Schedule if such violation, amendment or modification would have a Material Adverse Effect on TP;

                          (xiii)  commence a lawsuit other than for the routine
collection of  bills;

                          (xiv)   change the accounting methods or practices
followed by TP, including any change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may be required by changes in generally accepted accounting principles, make or change any Tax election, adopt or change any Tax accounting method, file any material Tax return or any amendment to a material Tax return, enter into any material closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, without the prior consent of Tea Party, which consent will not be unreasonably withheld;

                          (xv)    take any action that would result in any of
the representations and warranties of TP set forth in this Agreement becoming untrue or in any of the conditions to the Closing set forth in Sections 6.1 and
6.2 of Article VI not being satisfied;

                          (xvi)   enter into any capital commitment or long
term obligation equal to or in excess of $50,000;

                          (xvii)  authorize or propose any of the foregoing, or
enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                 (b) Tea Party Conduct. Except in connection with transactions contemplated by this Agreement, Tea Party shall not without the prior written consent of TP (i) amend the Articles of Incorporation in any manner which would adversely affect the rights of holders of Tea Party Common Stock, (ii) issue more than 20% of Tea Party Common Stock measured from the amount of outstanding stock pursuant to Section 4.2, (iii) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it or any of its subsidiaries to issue any such shares or other convertible securities, except for the issuance or proposed issuance of its capital stock or options to purchase shares of its capital stock (A) in connection with a proposed business combination, (B) in connection with privately negotiated sales of stock pursuant to corporate partnering arrangements or (C) pursuant to stock option grants or exercises or other employee stock benefit plans including employee stock purchase plans or repurchase plan by the Tea Party, or
(iv) take any action that would result in any of the representations of Tea Party or Sub contained in Article IV becoming untrue or in any of the conditions contained in Sections 6.1 or 6.3 of Article VI not being satisfied. Tea Party agrees to notify TP on the events relating to subparagraph (A) and
(B) timely after the occurrence of such event(s). In addition, without the prior written consent of TP, neither Tea Party nor any of its employees, officers, directors, agents or other representatives shall take any action with regard to, or contact in any way, any of TP's suppliers, distributors, agents, affiliates, customers or employees.

         5.3 Negotiation With Others. TP will not, nor will any of the TP Shareholders, directly or indirectly, through any officer, director, other shareholder, affiliate or agent of TP or otherwise, solicit, initiate, entertain, encourage or negotiate any proposals or offers from any third party relating to the merger or acquisition of TP or a material portion of its assets or capital stock of TP, including acquisition of TP Common Stock (or voting agreements or proxies with respect thereto) owned beneficially by any TP Shareholder, nor will TP or the TP Shareholders during this period participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person to do or seek any such transaction. TP and the TP Shareholders shall immediately cease and cause to be terminated all such negotiations with the third parties (other than Tea Party) which have occurred prior to the date of this Agreement.

         5.4     Intentionally Deleted.

         5.5 Advice of Changes. Each Company shall confer on a regular and frequent basis with the other Company, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could result in, a Material Adverse Effect with respect to such Company. Each Company shall promptly provide the other Company (or its counsel) copies of all filings made by such Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

         5.6     Shareholder Agreements.   Concurrently with the execution of
this Agreement, each TP Shareholder and Tea Party shall have executed Shareholder Agreements in the form of Exhibit 5.6(b) (the "Shareholder Agreements").

         5.7     Agreements to Cooperate.

                 (a) TP shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on TP with respect to this Agreement and shall take all reasonable actions necessary to cooperate promptly with and furnish information to Tea Party in connection with any such requirements imposed upon Tea Party or Sub or any subsidiary of Tea Party or Sub in connection with this Agreement. TP shall take all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with Tea Party or Sub and their subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by TP (or by Tea Party or Sub or any of their subsidiaries) in connection with this Agreement or the taking of any action contemplated by this Agreement;
(ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of TP to consummate the transactions contemplated hereby; (iii) to fulfill all conditions applicable to TP pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; provided, however, that TP shall not be obligated to dispose of or hold separate all or a material portion of the business or assets of TP taken as a whole.

                 (b) Tea Party and Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them or their subsidiaries with respect to this Agreement and shall take all reasonable actions necessary to cooperate promptly with and furnish information to TP in connection with any such requirements imposed upon TP in connection with this Agreement. Tea Party and Sub shall take all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with TP in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by Tea Party or Sub or any of their subsidiaries (or by TP) in connection with this Agreement or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of Tea Party or Sub to consummate the transactions contemplated hereby; (iii) to fulfill all conditions applicable to Tea Party or Sub pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; provided, however, that Tea Party shall not be obligated to, nor shall Tea Party be obligated to cause its subsidiaries to, dispose of or hold separate or otherwise relinquish all or a material portion of the business or assets either of TP or of Tea Party and its subsidiaries, taken as a whole, or to change its business in any material way.

                 (c) Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. If required the parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any other federal or state antitrust or fair trade law.

         5.8 Consents. Tea Party, Sub and TP shall each use all reasonable efforts to obtain the consent and approval of, or effect the notification of or filing with, each person or authority whose consent or approval is required in order to permit the consummation of the transaction and the transactions contemplated by this Agreement and to enable TP to conduct and operate the business of TP substantially as presently conducted and as contemplated to be conducted.

         5.9 Nasdaq National Market Listing. Tea Party shall cause the shares of Tea Party Common Stock issuable to the shareholders of TP under this Agreement to be authorized for listing on the Nasdaq National Market, upon official notice of issuance.

         5.10 Public Announcements. Tea Party and TP shall cooperate with each other prior to releasing information concerning this Agreement and the transactions contemplated hereby, shall furnish to the other drafts of all press releases or other public announcements prior to publication and shall obtain the consent of the other prior to the issuance of press releases or the release of other public announcements; provided that any party hereto shall have the right, with prior written notice delivered to such other party where a written response is required (i) to furnish any information to any Governmental Entity or (ii) to issue any other release, in each case when in the reasonable opinion of its counsel it is legally required to do so.

         5.11    Affiliates.

                 (a) Schedule 5.11 sets forth those persons who are, in TP's reasonable judgment, "affiliates" of TP within the meaning of the pooling requirements in the SEC accounting rules and interpretations (each such person, together with the persons identified below, an "Affiliate") promulgated under the Securities Act, including without limitation Shuman and the TP ESOP. TP shall provide Tea Party such information and documents as Tea Party shall reasonably request for purposes of reviewing such list. TP shall use its best efforts to deliver or cause to be delivered to Tea Party, concurrently with the execution of this Agreement, from each of the Affiliates of TP identified in the foregoing list, affiliates agreements in the form attached as Exhibit 5.11 (collectively, the "Affiliates Agreements"). Tea Party and Sub shall be entitled to place appropriate legends on the certificates evidencing any Tea Party Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Tea Party Common Stock, consistent with the terms of such Affiliates Agreements.

                 (b) Tea Party covenants that it shall have obtained prior to or as of the date hereof the execution of agreements with respect to the sale of Tea Party Common Stock with each person who is an Affiliate of Tea Party regarding compliance with pooling restrictions.

         5.12    TP Options.

                 (a) At the Closing, each outstanding TP Option, whether vested or unvested, shall be exchanged for options (the "Exchange Options") to acquire the number of full shares of Tea Party Common Stock (rounded to the nearest whole integer) equal to the Exchange Ratio multiplied by the number of shares of TP Common Stock issuable upon the exercise of each TP Option, at a price per share equal to (y) the aggregate exercise price for the shares of TP Common Stock otherwise purchasable pursuant to such TP Option divided by (z) the number of full shares of Tea Party Common Stock deemed purchasable pursuant to such Exchange Option issued pursuant to this Section 5.12 with such exercise price per share rounded to the nearest whole cent. The Options of Tea Party Common Stock being exchanged are issued pursuant to a certificate of grant dated as of the Closing Date and subject to a certain agreement regarding stock options dated as of May 26, 1998. The vesting of the TP Options may accelerate upon consummation of the transactions contemplated hereby based on existing contractual commitments to holders of such TP Options and the Exchange Options as issued by Tea Party shall reflect such accelerated vesting and shall otherwise be in accordance with any employee benefit plan pursuant to which such Exchange Options may be issued.

                 (b) At the Closing, Sub shall deliver to each holder of a TP Option and the Escrow Agent documents evidencing the exchange and issuance of the Exchange Options by Tea Party.

                 (c) To the extent applicable, as soon as practicable after the Effective Time (not later than 30 days after such Effective Date), Tea Party shall file a registration statement on Form S-8 (or any successor or other appropriate form), or another appropriate form with respect to the shares of Tea Party Common Stock subject to such Exchange Options in the event that such Exchange Options are issued pursuant to an option plan whose securities have not previously been registered on Form S-8 and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Exchange Options remain outstanding.

         5.13 Notification of Certain Matters. TP shall give prompt notice to Tea Party within five (5) business days, and Tea Party and Sub shall give prompt notice to TP, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date within five (5) business days, or (b) any material failure of TP or Tea Party and Sub, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         5.14 Pooling Accounting. Each party agrees not to take any action that would adversely affect the ability of Tea Party to treat this transaction as a pooling of interests, and each party agrees to take such action as may be reasonably required to negate the impact of any actions which would adversely impact the ability of Tea Party to treat this transaction as a pooling of interests. The foregoing covenant shall be inapplicable, however, in the event that Tea Party shall waive the condition precedent to Closing set forth in
Section 6.2(c).

         5.15 Treatment as a Tax-Free Reorganization. Each party agrees to take all actions reasonably required to assure that this transaction qualifies as a tax-free reorganization under Section 368(a)(1)(B) of the Code, and each party agrees not to take any action which would adversely impact the ability of other parties to treat this transaction as a tax-free reorganization.

         5.16    [Intentionally Deleted.]

         5.17 Subsequent Amendments of Disclosure Schedules. Consistent with Section 3.29, TP shall have the right after the date hereof to deliver to Tea Party written amendments or updates to the applicable Sections of the TP Disclosure Schedule; provided, that any such disclosure is as of, and may not include events or actions subsequent to, the date of such updated Schedule. To the extent that Tea Party or Sub furnish any numbered Schedule pertaining to the applicable Section of this Agreement, it shall make such disclosures to make the representations and warranties true and correct. To the extent that any such amendment shall not disclose any event or condition that, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect on TP, such amendment shall be deemed accepted by the other party if the other party does not object prior to Closing and the relevant numbered Schedule shall be deemed amended or updated accordingly thereby. Notwithstanding the foregoing, TP hereby represents and warrants that it has used all reasonable efforts to have completed its numbered Schedules delivered prior to execution of this Agreement.

         5.18 Satisfaction of TP Obligations. Tea Party agrees that in the period following the Effective Date it shall, or shall cause TP to, satisfy and discharge the liabilities and obligations of TP in a timely manner in accordance with the contractual terms, if any, associated with any such liability or obligation.

         5.19 Other Transactions. The parties acknowledge that any action taken by either party with respect to the acquisition of rights to sell any programs mutually acceptable to the parties which has been approved by both Tea Party and TP will not be deemed a breach of any representation, warranty or covenant, notwithstanding the terms of any such representation, warranty or covenant.

         5.20 Notice of Adverse Software Tests. TP shall notify Tea Party immediately of the results of any tests or any claim or other information that indicates the TP Software identified on Schedule 3.16(l) as being Millennium Compliant is not compliant or any claim or demand by a user of any of the TP Software identified on Schedule 3.16 as not being Millennium Compliant requesting that TP modify such TP Software to make it Millennium Compliant or replace it with TP Software that is Millennium Compliant.

         5.21 Comparability of Employee Benefits. The continuing employees of TP, after giving effect to this Agreement, shall be entitled to receive at least comparable benefits to those being received by the employees of Tea Party, taken as a whole, who occupy comparable positions and have comparable responsibilities; provided, however, that, as soon as practicable after the Closing, Tea Party and TP shall confer and agree upon a plan that has as its primary purpose the transition of TP employees to Tea Party benefits in a manner that results in minimal disruption to the continuing operations of TP and continued employment of key individuals. The parties hereto acknowledge that such plan may take an extended period of time to implement successfully.

         5.22 Non-Competition. During the period commencing with the Closing and continuing for twenty-four months thereafter, each TP Stockholder other than the TP ESOP represents, warrants, covenants and agrees that he shall not, in the United States of America or in any other country in which Tea Party (or any of its subsidiaries) is then doing business, engage in activities in competition with the business of the Company, or any subsidiary, including but not limited to acquiring, developing, marketing, distributing, licensing or maintaining systems and application computer programs having any function similar to, competitive with, or substitutable for the software products of Tea Party, whether now or hereafter developed or acquired and marketed, including, without limitation thereto, Costpoint, System 1, Electronic Timesheet, Allegro and the TP Software acquired pursuant to this Agreement, whether as an individual, investor, partner, joint venturer, consultant, employee, agent,
salesman, officer or director or otherwise.   Investments in less than five
percent of the outstanding securities of any class of a publicly-traded company shall not be prohibited by this Section 5.22. Notwithstanding the foregoing, this Section 5.22 shall not restrict in any manner the acquisition or use of any programming or materials by a TP Stockholder for his own or an employer's internal purposes. In the event that a court of competent jurisdiction determines that the non-compete provisions of this Section 5.22 are unreasonably broad or otherwise unenforceable because of the length of their respective terms or the breadth of their territorial scope, or for any other reason, the parties hereto agree that such court may reform the terms and/or scope of such provisions so that the same are reasonable and, as reformed, shall be enforceable.

         5.23 Stock Options. Tea Party shall provide for the issuance of stock options to purchase 160,000 shares of Tea Party Common Stock to the employees of TP within thirty (30) days after the Closing and will be set forth to such employees in an option letter. Such option will be issued under the Tea Party Stock Option Plan, have an exercise price equal to the fair market value of the Tea Party Common Stock as of the date of grant and have such other terms and conditions substantially similar to those contained in options issued to other Tea Party employees and be issued in accordance with Tea Party's normal business practices.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Consummate the Transactions. The respective obligation of each party to consummate the transactions contemplated hereby is subject to the satisfaction prior to the Closing Date of the following conditions:

                 (a) Governmental Entity Approvals. All material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, expired or been obtained.

                 (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transaction shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transaction, which would (i) make the consummation of the transaction illegal or (ii) render Tea Party, Sub or TP unable to consummate the transaction, except for any waiting period provisions.

         6.2 Conditions of Obligations of Tea Party and Sub. The obligations of Tea Party and Sub to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Tea Party and Sub:

                 (a) Representations and Warranties. The representations and warranties of TP and each TP Shareholder set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) (i) as of the date of this Agreement and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct in all material respects as of such specific date), unless any failures to be true and correct, individually or in the aggregate, do not have and would not have a Material Adverse Effect on TP. Tea Party and Sub shall have received a certificate signed by the chief executive officer and the chief financial officer of TP and by the TP Shareholders' Representative on behalf of each of the TP Shareholders to such effect on the Closing Date.

                 (b) Performance of Obligations of TP. TP shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to or as of the Closing Date, and Tea Party and Sub shall have received a certificate signed by the chief executive officer and the chief financial officer of TP and by the TP Shareholders' Representative on behalf of each of the TP Shareholders to such effect.

                 (c) Auditors Letter. (i) Tea Party shall have received a letter from Arthur Andersen LLP in form and substance satisfactory to Tea Party to the effect that the consummation of the transactions contemplated hereby will be accounted for as a pooling of interests and (ii) Arthur Andersen LLP shall have received a substantially identical letter from Tofias, Fleishman, Shapiro & Co., P.C. to such effect; provided that the letter from Tofias, Fleishman, Shapiro & Co., P.C. may except any effect on the accounting of the consummation of the transaction contemplated hereby as a pooling of interests based on any actions taken by Tea Party.

                 (d) Opinion of TP's Counsel. Tea Party shall have received an opinion of Ropes & Gray, counsel to TP, dated the Closing Date, in form and substance reasonably satisfactory to Tea Party and Sub.

                 (e) Consents. Tea Party and Sub shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the TP Disclosure Schedule in form and substance reasonably satisfactory to Tea Party and Sub.

                 (f) Affiliate Agreements. Tea Party shall have received the executed TP Affiliate Agreements contemplated by Section 5.11.

                 (g) Shareholder Agreements. No TP Shareholder shall have breached any Shareholder Agreements.

                 (h) No Material Adverse Effect. There shall have been no Material Adverse Effect on TP since December 31, 1997, on or before the Closing Date.

                 (i) Tea Party and Sub shall have received a written opinion from Hazel & Thomas P.C. in form and substance reasonably satisfactory to them to the effect that this Agreement will constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code. In rendering such opinions, counsel may rely upon (and, to the extent reasonably required, the parties and TP's shareholders shall make) reasonable representations related thereto.

                 (j) FIRPTA. Tea Party shall have received a copy of a statement, issued by TP pursuant to Treasury Regulation Section 1-897-2(h), certifying that the TP Common Stock is not a U.S. real property interest under
Section 897(c) of the Code.

                 (k) Employment Agreements. The Employment Agreements of certain employees of TP, the form of which is attached hereto as Exhibit 6.2(k) (the "Employment Agreements"), shall be executed by Margaret Flaherty, David Lacy, Robert Stalilonis, Neil Holmes, Brenda Ortiz, Patricia Kelly, and Eric Brehm and shall be in full force and effect upon consummation of the Closing.

                 (l) Escrow Agreement. The Escrow Agreement which is attached hereto as Exhibit 8.3(d) shall be executed by TP, Tea Party, Sub, the TP Shareholders and the Escrow Agent.

                 (m) Purchaser Representative. A purchaser representative which satisfies the conditions of Rule 501(h) of Regulation D shall have been appointed on behalf of the TP Shareholders, the TP ESOP and its participants.

                 (n) Resignation of Officers and Directors. Each officer and director of TP shall have resigned effective as of the Closing.

         6.3 Conditions of Obligation of TP and the TP Shareholders. The obligation of TP and the TP Shareholders to consummate the transactions contemplated hereby to be consummated at the Closing is subject to the satisfaction of the following conditions, unless waived by TP and the TP Shareholders' Representative on behalf of each of the TP Shareholders:

                 (a) Representations and Warranties. The representations and warranties of Tea Party and Sub set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) (i) as of the date of this Agreement and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct in all material respects as of such specific date), unless any failures to be true and correct, individually or in the aggregate, do not have and would not have a Material Adverse Effect on Tea Party. TP and the TP Shareholders' Representative on behalf of each of the TP Shareholders shall have received a certificate signed by the chief executive officer and the chief financial officer of Tea Party and the president of Sub to such effect on the Closing Date.

                 (b) Performance of Obligations of Tea Party and Sub. Tea Party and Sub shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to or as of the Closing Date, and TP and the TP Shareholders' Representative on behalf of each of the TP Shareholders shall have received a certificate signed by the chief executive officer and the chief financial officer of Tea Party and the president of Sub to such effect.

                 (c) Opinion of Tea Party's and Sub's Counsel. TP shall have received an opinion dated the Closing Date of Hazel & Thomas, P.C., counsel for Tea Party and Sub, in form and substance reasonably satisfactory to TP and the TP Shareholders' Representative.

                 (d) Consents. TP shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement and the Tea Party Schedules in form and substance satisfactory to TP.

                 (e) No Material Adverse Effect. There shall have been no Material Adverse Effect on Tea Party or any of its subsidiaries after March 31, 1998 and on or before the Closing Date.

                 (f) Employment Agreements. The Employment Agreements of certain employees of TP, shall be executed by TP and Sub and shall be in full force and effect upon consummation of the Closing.

                 (g) Tax Opinion. TP and the TP Shareholders shall have received an opinion dated the Closing Date of Ropes & Gray, counsel for TP and the TP Shareholders, in form and substance reasonably satisfactory to TP and the TP Shareholders' Representative.

                 (h) Escrow Agreement. The Escrow Agreement which is attached hereto as Exhibit 8.3(d) shall be executed by the TP Shareholders, Tea Party, Sub, and the Escrow Agent.

                 (i) Opinion of Financial Advisor. TP and the TP Shareholders shall have been advised in writing by its financial advisor, O'Conor, Wright Wyman, Inc., that in its opinion, the Exchange Ratio, when considered together with the transactions contemplated hereby, is fair to TP and the TP Shareholders from a financial point of view as of the date hereof and as of the Closing Date.

                                  ARTICLE VII

                                  TERMINATION

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date.

                 (a) by mutual written agreement of Tea Party, Sub and TP and the TP Shareholders;

                 (b) by Tea Party, if there has been a breach by TP of any representation, warranty, covenant or agreement set forth in this Agreement on the part of TP or if any representation or warranty of TP shall have become untrue, in either case such that the conditions set forth in Sections 6.2(a) or 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and which breach or inaccuracy TP fails to cure within seven days after notice thereof is given by Tea Party (except that no cure period shall be provided for a breach by TP or inaccuracy which by its nature cannot be cured);

                 (c) by TP, if there has been a breach by Tea Party or Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Tea Party or Sub or if any representation or warranty of Tea Party or Sub shall have become untrue, in either case such that the conditions set forth in Sections 6.3(a) or 6.3(c) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and which breach or inaccuracy Tea Party or Sub, as the case may be, fails to cure within seven days after notice thereof is given by TP (except that no cure period shall be provided for a breach by Tea Party or Sub which by its nature cannot be cured);

                 (d) by Tea Party or TP so long as such party is not in material breach of a provision of this Agreement, unless mutually agreed to extend the Closing Date, if the Closing shall not have occurred on or before June 30, 1998; the parties agree to use best efforts to close on or before May 31, 1998;

                 (e) by Tea Party or TP if any permanent injunction or other order of a court or other competent authority preventing the consummation of the transactions contemplated hereby have become final and nonappealable.

         7.2 Amendment. This Agreement may be amended by the parties hereto, in writing, executed by all of the parties hereto.

         7.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except that (i) that the provisions of the Confidentiality Agreement and

Section 3.26, Section 4.8 and Article VIII of this Agreement shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

                                  ARTICLE VIII

                                INDEMNIFICATION

         8.1     TP Shareholder Indemnification.  Except with respect to
Section 8.1(c) for a period after Closing not to exceed the earlier of one (1) year after the Closing Date, or the date of the first audit of financial statements containing combined operations for items relating to Section 8.1(a) (the "Indemnity Period") and subject to the terms and conditions of this
Article VIII, the TP Shareholders ("Indemnitors") hereby agree jointly as to Shuman and severally as to the remaining TP Shareholders (Shuman shall have a right of contribution to all remaining TP Shareholders for their proportionate contribution should Shuman pay in excess of his proportionate share of such Tea Party Claim) to indemnify, defend and hold Tea Party and Sub, and their respective successors and assigns harmless from and against any and all claims, losses, obligations, demands, actions or causes of action, assessments, damages, judgments, liabilities, costs and expenses (including, without limitation, costs of court and reasonable attorney and accounting fees) of every kind and nature, except as to items such as trade payables of TP and other liabilities for which adequate reserves and/or accruals have been reflected in the TP Financial Statements (collectively "Tea Party Claims") but only for the excess Tea Party Claims exceeding $250,000 in the aggregate ("Indemnitor Indemnification Basket") asserted against, imposed upon or incurred by Tea Party and Sub or their respective successors and assigns, directly or indirectly by reason of or resulting from:

                 (a) Any inaccuracy or breach of any representation or warranty of TP contained in this Agreement and related agreements executed with this transaction, Closing Certificate or any Schedule related to this Agreement; or

                 (b) Any nonperformance of the covenants and obligations to be performed by TP and/or the TP Shareholders under this Agreement and related agreements executed with this transaction.

                 (c) Notwithstanding anything else contained herein to the contrary, the maximum aggregate amount of Tea Party Claims for which the TP Shareholders shall be obligated to indemnify any party hereunder shall be limited to the amounts available from the Closing Escrow Fund as hereinafter defined, provided however; that the claims set out on Schedule 8.1(c) are outside the indemnification limitations as to the Indemnity Period and the amount set forth in the Indemnification Basket and the Closing Escrow Fund.
The Indemnity Period shall be extended until all items under Schedule 8.1(c) have been resolved by the payment by the TP Shareholders to Tea Party or Sub for the amount of Tea Party Claims relating to such items on the Schedule 8.1(c) or the matters have been satisfactorily resolved to Tea Party's and

Sub reasonable satisfaction or no payments are due to be paid by TP to third parties. After five years of the Closing Date no claim by Tea Party or Sub may be made for indemnification with respect to those items listed on Schedule 8.1(c).

                 (d) Notwithstanding anything herein to the contrary, the Indemnitors shall have and be entitled to no claim of contribution from TP with respect to matters arising under the Article VIII.

                 (e) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not act as a waiver of, and each officer and director of TP to the extent applicable in their individual capacity as either an officer or director, but not in their capacity as a shareholder, shall retain all rights such person now has under the Articles of Organization and by-laws of TP or any contractual right to indemnification by TP disclosed in a schedule contained herein in existence as of the date hereof.

         8.2 Purchaser's Indemnification. For the Indemnity Period with respect to Section 8.2(a), and subject to the terms and conditions of this
Article VIII, Tea Party and Sub hereby agree jointly and severally to indemnify TP Shareholders, but not any successor assignor or any subsequent owner or purchaser whether as a result of a sale or other transfer regardless of the manner of sale or transfer, harmless from and against any and all claims, losses, obligations, demands, actions or causes of action, assessments, damages, judgments, liabilities, costs and expenses (including, without limitation, costs of court and reasonable attorney and accounting fees) of every kind and nature ("TP Claims"), but only for the excess of TP Claims exceeding $250,000 in the aggregate ("TP Claims Indemnification Basket") asserted against, imposed upon or incurred by any TP Shareholder by reason of or resulting from:

                 (a) Any inaccuracy or breach of any representation or warranty of Tea Party and/or Sub contained in this Agreement and related agreements executed with this transaction, Closing Certificate or any Schedule related to this Agreement; or

                 (b) Any nonperformance of the covenants and obligations to be performed by Tea Party and/or Sub under this Agreement and related agreements executed with this transaction.

                 (c) Notwithstanding anything else contained herein to the contrary, the maximum aggregate amount of TP Claims for which Tea Party and/or Sub shall be obligated to indemnify any party hereunder shall be limited to the amounts available from the Closing Escrow Fund as hereinafter defined, provided however; that the claims set out on Schedule 8.1(c) would be outside the indemnification limitations as to the Indemnity Period and equal to the amounts set forth in the Indemnification Basket and the Closing Escrow Fund computed as of the Closing Date.

                 (d) Notwithstanding anything herein to the contrary, the Indemnitors shall have and be entitled to no claim of contribution from TP with respect to matters arising under Article VIII.

         8.3     Notice of Claim.

                 (a) Whenever any Tea Party Claim or TP Claim (collectively, "Claim" or "Claims") covered by either party's indemnification obligation pursuant to Section 8.1 or 8.2 is made by any person not a party to this Agreement, the receiving party shall notify the other party in writing (the "Notice of Claim") within thirty (30) days after the receiving party has received written notice of the facts constituting the basis for such Third Party Claim. Whenever any Claim for indemnification pursuant to Section 8.1 or
Section 8.2 is made by one party, as soon as practicable after the other party becomes aware of such Claim, the claiming party shall send a Notice of Claim to the other party. The Notice of Claim shall specify all facts known to such party giving rise to such Claim and the amount or an estimate of the amount of the liability arising therefrom. Notwithstanding the foregoing, the failure of a party to give notice pursuant to this Section 8.3(a) shall not relieve any party of its indemnification obligations under this Agreement, unless, and only to the extent that, the indemnifying party is actually prejudiced by such failure to give notice.

                 (b) The other party shall have the right to assume and thereafter conduct the defense of any Third Party Claim with counsel of its choice, which counsel shall be reasonably satisfactory to the other party; provided, however, that the other party shall not consent to the entry of any judgment or enter into any settlement with respect to such Third Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld, but such consent shall not be required if the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the other party. The other party's assumption and conduct of such defense shall be deemed to be an acknowledgment of the other party's indemnification obligation under Section 8.1(a) or Section 8.2(a), and shall be liable for any final adjudication. Unless and until the other party assumes the defense of the Third Party Claim as provided herein, the other party may defend against the Third Party Claim in any manner they reasonably may deem appropriate. In no event shall the other party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, if the other party withholds its consent, such party shall explain in writing its reasons for withholding consent, and upon receipt of such written explanation, the other party shall nevertheless be authorized to consent to the entry of any judgment or enter into any settlement, the terms of which are reasonable. The other party shall, within ten (10) business days of the other party's being notified of the proposed consent judgment or settlement, provide its consent or its written explanation of the reasons for refusing to consent.

                 (c) The parties shall undertake, in good faith, to resolve any dispute with respect to any Claim. If the parties are unable to agree on such resolution with thirty (30) days after receipt of the other party's Notice of Claim, the respective rights of the parties shall be determined in accordance with the rules of the American Arbitration Association, unless the issue of an indemnification obligation pursuant to
Section 8.1 or 8.2 has been or will be decided in litigation involving a Third Party Claim in which each of TP and Tea Party or Sub are parties. The arbitration shall be conducted in the Washington, D.C. area by three arbitrators, each of whom shall have experience reasonably related to the business of TP and Tea Party or Sub, and each of Tea Party or Sub and TP shall have the right to designate one of the arbitrators. The third arbitrator shall be designated by mutual agreement of the parties or, if they cannot agree, by mutual agreement of the two arbitrators. The decision of the arbitrators in any arbitration pursuant to this Section 8.3(c) will be final and binding upon the parties, and the judgment of a court of competent jurisdiction may be entered thereon. Fees of the arbitrators and costs of arbitration shall be borne by the parties in such manner as shall be determined by the arbitrators.

                 (d) TP Shareholders and Tea Party have agreed that pursuant to the Closing Escrow Agreement to place an amount of shares of Tea Party Common Stock and Exchange Options which shall be necessary to constitute ten percent (10%) of Tea Party Common Stock and 10% of the Exchange Options, received as the Exchange Consideration pursuant to Article II hereof, shall be held back from the Exchange Consideration and placed in escrow with the Closing Escrow Agent for the Indemnity Period. The Closing Escrow Fund may be drawn upon by Tea Party or Sub in payment of any Tea Party Claims incurred by Tea Party or Sub arising out of, based upon, relating to, or in connection with Indemnity matters set forth in Section 8.1 so long as the Escrow Agreement is in existence. The Closing Escrow Fund shall be held by the Closing Escrow Agent in accordance with the terms of a Closing Escrow Agreement (substantially in the form of Exhibit 8.3(d) hereto) to be entered into as of the Closing Date. Tea Party or Sub shall be paid promptly by the Closing Escrow Agent from the Closing Escrow Fund such amount or amounts of Tea Party Claims as may from time to time be specified in written instructions executed by Tea Party or Sub and TP or in any final decisions of the arbitrators with respect to Tea Party Claims for indemnity submitted to arbitration pursuant to Section 8.3(c) or of any court with respect to litigation involving a Third Party Claim in which each of TP and Tea Party or Sub are parties and in which TP's indemnification obligation pursuant to Section 8.1 has been decided. The Closing Escrow Agent shall deliver to the TP Shareholders the amount of the Closing Escrow Fund held in the escrow at the end of the Indemnity Period as set out in Exhibit 8.3(d); unless, prior to said date, Tea Party or Sub provides to the Closing Escrow Agent a "written statement of Claims" (with a copy to TP Shareholders).

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Survivability of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to survive the transactions contemplated herein for the Indemnity Period, except (i) those items shown on
Schedule 8.1(c), (ii) the agreements contained in Article II, (iii) the agreements delivered pursuant to this Agreement which are the Exhibits hereunder, (iv) the provisions of Sections 5.22 and 5.23, (v) the covenants in
Article V and the provisions of Article IX and (vi) the representations made to counsel in connection with the tax opinions to be delivered pursuant to Section 6.2(i) and Section 6.3(g) shall survive the consummation of transactions contemplated hereunder.

         9.2 Expenses. Whether or not the Closing contemplated herein occurs, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense. If the Closing occurs, then the reasonable fees and expenses (including legal fees and expenses) of TP or the TP Shareholders or both relating to this Agreement and the transactions contemplated hereby, shall be paid by TP at the Closing. Covington and Associates has allocated the fees based on the performance of its services to be split 50% to TP and 50% to Shuman, and fees shall in no event exceed $450,000 in the aggregate. Notwithstanding the above, nothing contained herein shall be construed to replace a specific provision as to payment of expenses contained in any other agreement delivered pursuant to this Agreement and which are exhibits hereunder.

         9.3 Extension; Waiver. At any time prior to the Closing, each party hereto, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

                 (a)      if to Tea Party or Sub, to:

                          Deltek Systems, Inc.
                          8280 Greensboro Drive
                          Suite 300
                          McLean, Virginia  22102
                          Attn:  Kenneth deLaski
                          Telephone:  703/734-8606
                          Telecopy:   703/734-1146

                          with a required copy to:

                          Hazel & Thomas, P.C.
                          3110 Fairview Park Drive
                          Suite 1400
                          Falls Church, Virginia  22042
                          Attn:  Benton Burroughs, Jr., Esquire
                          Telephone:  (703) 641-4277
                          Telecopy:   (703) 641-4340

                 (b)      if to TP, to:

                          Harper and Shuman, Inc.
                          c/o Chester A. Shuman, Jr.
                          76 Rock Maple Avenue
                          Hamilton, Massachusetts  01982
                          Telephone:  _________________
                          Telecopy:    _________________

                          with a required copy to:

                          Ropes & Gray
                          One International Place
                          Boston, Massachusetts  02110
                          Attn:  Winthrop G. Minot, Esquire
                          Telephone: (617) 951-7364
                          Telecopy:  (617) 951-7050

                 (c)      If to the TP Shareholders, to:

                          Chester A. Shuman, Jr.
                          76 Rock Maple Avenue
                          Hamilton, Massachusetts  01982

                          Telephone:
                                     -------------------
                          Telecopy:
                                     --------------------

                          with a required copy to:

                          Ropes & Gray
                          One International Place
                          Boston, Massachusetts  02110
                          Attn:  Winthrop G. Minot, Esquire
                          Telephone: (617) 951-7364
                          Telecopy:  (617) 951-7050

         9.5 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         9.7 Entire Agreement. This Agreement, the Confidentiality Agreement and the documents and instruments and other agreements among the parties delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

         9.8 No Transfer. This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.9 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         9.10 Other Remedies. Except as otherwise provided herein and to the extent that liabilities are limited by the terms of this Agreement (it being understood that the provisions of this Agreement set forth, as to monetary damages, the exclusive remedies for a breach of the representations and warranties set forth in Article III and a breach of the covenants and agreements in Article V except that to the extent that such breach provides for an equitable remedy such as specific performance, each party shall have such remedy), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other including, without limitation specific performance.

         9.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         9.12 Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, employee, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         9.13 Mutual Drafting. This Agreement is the joint product of Tea Party and TP, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Tea Party and TP, and shall not be construed for or against any party hereto.

         9.14 Governing Law and Jurisdiction. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Virginia (without giving effect to its choice of law provision or rule whether of the Commonwealth of Virginia or any other jurisdiction that would cause the court to apply the law of any other jurisdiction). Each party hereby consents to jurisdiction for both Virginia and Massachusetts and venue as to each state for such purpose shall be in the locality for both state and Federal courts which for all TP parties shall be Cambridge, Massachusetts and for Tea Party and Sub shall be Fairfax County, Virginia.

         IN WITNESS WHEREOF, Tea Party, Sub and TP by their respective officers thereunto duly authorized and the TP Shareholders have caused this Agreement to be signed, all as of the date first written above.

                                     DELTEK SYSTEMS, INC.


                                     By:
                                        ---------------------------------------
                                     Print:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------


                                     HARPER AND SHUMAN, INC.


                                     By:
                                        ---------------------------------------
                                     Print:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

                                     TURTLEDOVE ACQUISITION CORP.


                                     By:
                                        ---------------------------------------
                                     Print:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

                                     By:
                                        ---------------------------------------
                                        Chester A. Shuman, Jr. individually and
                                        as the TP Shareholders' Representative



                                     ------------------------------------------
                                     Signature
                                     Name:
                                           ------------------------------------
                                     Shares/Option Owned
                                                        -----------------------
                                     Social Security No.
                                                        -----------------------



                                     ------------------------------------------
                                     Signature
                                     Name:
                                           ------------------------------------
                                     Shares/Option Owned
                                                        -----------------------
                                     Social Security No.
                                                        -----------------------



                                     ------------------------------------------
                                     Signature
                                     Name:
                                           ------------------------------------
                                     Shares/Option Owned
                                                        -----------------------
                                     Social Security No.
                                                        -----------------------



                                     ------------------------------------------
                                     Signature
                                     Name:
                                           ------------------------------------
                                     Shares/Option Owned
                                                        -----------------------
                                     Social Security No.
                                                        -----------------------



                                     ------------------------------------------
                                     Signature
                                     Name:
                                           ------------------------------------
                                     Shares/Option Owned
                                                        -----------------------
                                     Social Security No.
                                                        -----------------------

                                     ------------------------------------------
                                     Signature
                                     Name:
                                           ------------------------------------
                                     Shares/Option Owned
                                                        -----------------------
                                     Social Security No.
                                                        -----------------------



                                     ------------------------------------------
                                     Signature
                                     Name:
                                           ------------------------------------
                                     Shares/Option Owned
                                                        -----------------------
                                     Social Security No.
                                                        -----------------------



                                     ------------------------------------------
                                     Signature
                                     Name:
                                           ------------------------------------
                                     Shares/Option Owned
                                                        -----------------------
                                     Social Security No.
                                                        -----------------------



                                     ------------------------------------------
                                     Signature
                                     Name:
                                           ------------------------------------
                                     Shares/Option Owned
                                                        -----------------------
                                     Social Security No.
                                                        -----------------------


                                     ------------------------------------------
                                     Signature
                                     Name:
                                           ------------------------------------
                                     Shares/Option Owned
                                                        -----------------------
                                     Social Security No.
                                                        -----------------------